TENTH AMENDED AND RESTATED
                                ASHLAND INC.
                     SUPPLEMENTAL EARLY RETIREMENT PLAN
                           FOR CERTAIN EMPLOYEES
                 November 4, 1999 and as amended thereafter

ARTICLE I.        PURPOSE AND EFFECTIVE DATE.
---------         --------------------------
1.01     Purpose

The purpose of the Plan is to allow designated employees to retire prior to their sixty-fifth birthday without an immediate substantial loss of income. This Plan is a supplemental retirement arrangement for a select group of management.

1.02     Effective Date

The Tenth Amended and Restated Ashland Inc. Supplemental Early Retirement Plan for Certain Employees is hereby amended effective November 4, 1999. However, the rights and obligations of Employees who were selected by the Board or approved for participation pursuant to the eligibility requirements of the Plan to receive a benefit under the Plan, or who were receiving benefits prior to November 4, 1999 shall be governed by the terms of the Plan in effect at the time of each such Employee's Effective Retirement Date, unless otherwise determined by the Committee in its sole discretion.

ARTICLE II.       DEFINITIONS.
----------        -----------

The following terms used herein shall have the following meanings unless the context otherwise requires:

2.01 "Age" - means the age of an Employee as of his or her last birthday, except as may otherwise be provided under Sections 5.01 and 5.02 in the event of a Change in Control.

2.02 "Annual Retirement Income" - means the annual income payable under this Plan by Ashland for the lifetime of a Participant commencing on such Participant's Effective Retirement Date and ending on his or her date of death, subject to the provisions of Section 5.04.

2.03     "Ashland"  -  means   Ashland  Inc.  and  its  present  or  future
         subsidiary corporations.

2.04 "Board" - means the Board of Directors of Ashland and its designees.

2.05 "Change in Control" - shall be deemed to occur (1) upon approval of the shareholders of Ashland (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of Ashland, other than a consolidation or merger of Ashland into or with a direct or indirect wholly-owned subsidiary, in which Ashland is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Ashland, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of Ashland shall be deemed to occur unless assets constituting 80% of the total assets of Ashland are transferred pursuant to such sale, lease exchange or other transfer, or (C) adoption of any plan or proposal for the liquidation or dissolution of Ashland, (2) when any person (as defined in Section 3(a)(9) or 13(d) of the Exchange
         Act), other than Ashland or any subsidiary or employee benefit plan or trust maintained by Ashland, shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 15% of Ashland's Common Stock outstanding at the time, without the approval of the Board, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Ashland's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period. Notwithstanding the foregoing, any transaction, or series of transactions, that shall result in the disposition of Ashland's interest in Marathon Ashland Petroleum LLC, including without limitation any transaction arising out of that certain Put/Call, Registration Rights and Standstill Agreement dated January 1, 1998 among Marathon Oil Company, USX Corporation, Ashland and Marathon Ashland Petroleum LLC, as amended from time to time, shall not be deemed to constitute a Change in Control.

2.06 "Committee" - means the Personnel and Compensation Committee of the Board and its designees.

2.07 "Effective Retirement Date" - means the date upon which a Participant retires under this Plan which shall be the first day of the month following the Participant's 62nd birthday or, at Ashland's discretion or as otherwise provided in Article V or VI, any earlier age. Upon approval as provided in Sections 3.01 and 3.02, the "Effective Retirement Date" of a Participant may occur after the Employee reaches age 62. The Effective Retirement Date of an Employee who becomes a Participant under Section 3.03 because of a Change in Control and who is considered to be a Level I or II participant in the Incentive Compensation Plan and who has an Employment Agreement shall be the first day of the month following (i) such Employee's termination for reasons other than "Cause" or (ii) such Employee's resignation for "Good Reason." The Effective Retirement Date of an Employee who becomes a Participant under Section 3.03 because of a Change in Control and who is considered to be a Level III, IV or V participant in the Incentive Compensation Plan, or who is considered to be a Level I or II participant in the Incentive Compensation Plan and who does not have an Employment Agreement, shall be the first day of the month following such Employee's termination for reasons other than "Cause". For Employees who do not have an Employment Agreement with Ashland, "Cause" shall have the meaning given to that word in
         Section 3.05.

2.08 "Employee" - means an employee of Ashland who (i) is at least 55 years of age or such earlier age pursuant to Section 5.06(b); and
         (ii) is deemed on the Effective Retirement Date to be a Level V or above employee under the Incentive Compensation Plan. Notwithstanding anything herein to the contrary, if, after a Change in Control, an Employee is terminated other than for "Cause" or, in the case of a Level I or II Employee having an Employment Agreement, resigns for "Good Reason," the age 55 threshold in clause (i) does not apply and is inapplicable.

2.09 "Employment Agreements" - means those contractual agreements, in effect from time to time, which are approved by the Board and which provide an Employee with a specified period of employment and other benefits.

2.10 "Final Average Bonus" - means the Participant's average bonus paid under the Incentive Compensation Plan (including amounts that may have been deferred) during the highest thirty-six (36) months out of the final eighty-four-month (84) period. For these purposes, the "bonus paid" for a particular month within a particular fiscal year under such plan shall be equal to the amount of such bonus actually paid (regardless of the date paid, but excluding any adjustment for the deferral of such payment) to such Participant on account of such fiscal year divided by the number of months contained in such fiscal year which were used in determining the amount of such bonus actually paid to such Participant.

2.11 "Final Average Compensation" - means the average total compensation paid during the highest thirty-six months (36) out of the final eighty-four-month (84) period. For these purposes, "total compensation paid" is the sum of the "compensation paid" and the "bonus paid" during a particular month. "Compensation paid" shall be the base rate of compensation for such Participant in effect on the first day of such calendar month. "Bonus paid" shall have the same meaning as set forth in Section 2.10. In the event a payment is due under the Plan after a Change in Control because the Participant was terminated other than for "Cause" or resigned for "Good Reason," the calculation of Final Average Compensation shall include the amount paid under such
         Participant's Employment Agreement. The amount so paid shall be divided by 36 to derive the monthly "total compensation paid" it represents.

2.12 "Incentive Compensation Plan" - means the Ashland Inc. Incentive Compensation Plan or the Ashland Inc. Incentive Compensation Plan for Key Executives, as applicable, including any successor to such plans.

2.13 "Participant" - means an Employee who has been approved for participation in the Plan pursuant to Article III or Section 5.06.

2.14 "Plan" - means the Tenth Amended and Restated Ashland Inc. Supplemental Early Retirement Plan for Certain Employees as set forth herein.

2.15 "Service" - means the number of years and fractional years of employment by Ashland of an Employee, measured from the first day of the month coincident with or next succeeding his or her initial date of employment up to and including such Employee's Effective Retirement Date. For purposes of this Section 2.15, Service shall include an Employee's employment with a subsidiary or an affiliate of Ashland determined in accordance with rules from time to time adopted or approved by the Board, or its delegate.

ARTICLE III.      PARTICIPATION IN PLAN.
-----------       ---------------------

Eligibility for benefits shall be determined as follows:

3.01 Employees Who Require Board Approval

Except as otherwise provided in Section 3.03, an Employee who on the Effective Retirement Date is deemed to be a Level I or II participant under the Incentive Compensation Plan shall require Board approval to participate in this Plan.

3.02  Employees  Who  Require  CEO or Other  Approval

Except as otherwise provided in Section 3.03, an Employee who on the Effective Retirement Date is deemed to be a Level III, IV, or V participant under the Incentive Compensation Plan shall require the approval of either
(i) Ashland's Chief Executive Officer or (ii) Ashland's Chief Financial Officer and either the Vice President Human Resources - Programs and Services or the Vice President and General Counsel to participate in this Plan.

3.03     Automatic Approval for Change in Control

Subject to the provisions of Article VI, in the event of a Change in Control (as defined in Section 2.05), an Employee who is deemed to be a Level I, II, III, IV or V participant under the Incentive Compensation Plan shall automatically be deemed to be approved by the Board or by the Chief Executive Officer, as applicable, for participation under this Plan.

3.04     Other Approvals

The Board or Chief Executive Officer, as applicable, may approve such employees for participation in the Plan as they deem to be appropriate, all in its or his sole discretion.

3.05     Termination for Cause

Ashland reserves the right to terminate any Participant for "Cause" prior to his or her Effective Retirement Date, with a resulting forfeiture of the payment of benefits under the Plan. Ashland also reserves the right to terminate any Participant's participation in the Plan for "Cause" subsequent to his or her Effective Retirement Date. For purposes of this
Section 3.05, "Cause" shall mean the willful and continuous failure of a Participant to substantially perform his or her duties to Ashland (other than any such failure resulting from incapacity due to physical or mental illness), or the willful engaging by a Participant in gross misconduct materially and demonstrably injurious to Ashland, each to be determined by Ashland in its sole discretion.

ARTICLE IV.       INTERACTION WITH EMPLOYMENT AGREEMENTS.
----------        --------------------------------------

4.01     Terminations - General

Notwithstanding any provision of this Plan to the contrary, an Employee who has entered into an Employment Agreement with Ashland and who is either terminated without "Cause" prior to a "change in control of Ashland" or is terminated without "Cause" or resigns for "Good Reason" following a "change in control of Ashland" (each quoted term as defined in the applicable employment agreement) shall be entitled to receive the benefits as provided pursuant to this Plan. Benefits payable hereunder in such a situation shall be calculated in accordance with the payment option selected by the Employee at such time.

4.02     Benefits Prior to "Change in Control."

If the Employee's termination is without "Cause" prior to a "change in control of Ashland," the benefits payable hereunder shall commence no earlier than as of the first day of the calendar month coincident with or next following the second anniversary following the Employee's "Date of Termination" (as defined in the applicable employment agreement); however, if the Employee elects to receive such benefits in a lump sum as provided in Section 5.04(b)(1), such benefits shall commence and be payable as therein specified.

4.03     Benefits Subsequent to a "Change in Control."

If the Employee's termination is without "Cause" or he or she resigns for "Good Reason" following a "change in control of Ashland," benefits payable hereunder shall begin as of the first day of the calendar month next following the Participant's Effective Retirement Date.

4.04     Subsequent Activity in Conflict with Ashland

The provisions of this Section 4.04 shall apply to Level I, II, III, IV and V Participants, regardless of whether such a Participant has an Employment Agreement; except that the provisions of this Section 4.04 shall not apply to any Participant who was approved for participation hereunder under the provisions of Section 3.03. If a Participant accepts, during a period of five (5) years subsequent to his or her Effective Retirement Date, any consulting or employment activity which is in direct and substantial conflict with the business of Ashland at such time (such determination regarding conflicting activity to be made in the sole discretion of the Board), he or she shall be considered in breach of the provisions of this
Section 4.04; provided, however, he or she shall not be restricted in any manner with respect to any other non-conflicting activity in which he or she is engaged. If a Participant wishes to accept employment or consulting activity which may be prohibited under this Section 4.04, such Participant may submit to Ashland written notice (Attention: Vice President Human Resources - Programs and Services) of his or her wish to accept such employment or consulting activity. If within ten (10) business days following receipt of such notice Ashland does not notify the Participant in writing of Ashland's objection to his or her accepting such employment or consulting activity, then such Participant shall be free to accept such employment or consulting activity for the period of time and upon the basis set forth in his or her written request. In the event the provisions of this Section 4.04 are breached by a Participant, the Participant shall not be entitled to any additional periodic payments hereunder and shall be liable to repay to Ashland all amounts such Participant received prior to such breach. If a Participant who breaches the provisions of this Section
4.04 received a lump sum distribution of his or her benefit prior to such breach, such Participant shall be liable to repay to Ashland the amount of such distribution. If a Participant who breaches the provisions of this
Section 4.04 deferred all or any part of a lump sum distribution hereunder to the Ashland Inc. Deferred Compensation Plan, the amount so deferred shall be forfeited, and if any amount of the amount so deferred was distributed from the Ashland Inc. Deferred Compensation Plan before the breach occurred, the amount so distributed shall be repaid to Ashland. Any repayment of benefits hereunder shall be assessed interest at the rate applicable for the calculation of a lump sum payment under Section 5.04(b) for the month in which the breach occurs, with such interest compounded monthly from the month in which the breach occurs to the month in which such repayment is made to Ashland. Ashland shall have available to it all other remedies at law and equity to remedy a breach of this Section 4.04.

ARTICLE V.        ANNUAL RETIREMENT INCOME AND OTHER BENEFITS.
---------         -------------------------------------------

5.01     LEVELS I AND II.

The Annual Retirement Income of a Participant who is deemed to be a Level I or II Participant under the Incentive Compensation Plan shall be equal to:

(a) Pre-Age 62 Benefit

A Participant who retires under this Plan, including a Participant to whom the provisions of paragraph (d) of this Section 5.01 apply, shall receive an Annual Retirement Income from and after the first day of the calendar month next following his or her Effective Retirement Date until the end of the month in which he or she attains age 62 equal to the greater of (1) the amounts provided in the following schedule or (2) 50% of Final Average
Compensation. Notwithstanding the previous sentence, in the event such Participant retired with less than 20 years of Service, such Annual Retirement Income shall be multiplied by a fraction (A) the numerator of which is such Participant's years of and fractional years of Service, and
(B) the denominator of which is twenty (20).

                                    % of
Retirement                      Compensation

1st - Year After Effective      75%
        Retirement Date
2nd - "                         70%
3rd - "                         65%
4th - "                         60%
5th - "                         55%
6th - Year and thereafter       50%
        to Age 62

For purposes of this Section 5.01(a), "% of Compensation" shall mean the annualized average of the Participant's base monthly compensation rates (excluding incentive awards, bonuses, and any other form of extraordinary compensation) in effect with respect to Ashland on the first day of the thirty-six (36) consecutive calendar months which will give the highest average out of the one-hundred twenty (120) consecutive calendar month period ending on the Participant's Effective Retirement Date.

(b) Age 62 Benefit and Thereafter

From and after the first day of the calendar month next following his or her Effective Retirement Date, or the attainment of age 62, whichever is later, the Participant's Annual Retirement Income shall be equal to 50% of Final Average Compensation; provided, however, that in the event such Participant retired with less than 20 years of Service, such Annual Retirement Income shall be 50% of Final Average Compensation multiplied by a fraction (A) the numerator of which is such Participant's years of and fractional years of Service, and (B) the denominator of which is twenty
(20).

(c) Benefit Reduction

The amount of benefit  provided in  paragraphs  (a) and (b) of this Section
5.01 shall be reduced by the sum of the following:

(1) the Participant's benefit under the Ashland Inc. and Affiliates Pension Plan (the "Pension Plan") (assuming 50% of such Participant's account under the Ashland Inc. Leveraged Employee Stock Ownership Plan were transferred to the Pension Plan, as allowed under the terms of each of the said plans and disregarding any benefit assignment under an approved qualified domestic relations order affecting either the Pension Plan or the Ashland Inc. Leveraged Employee Stock Ownership Plan), determined on the basis of a single life annuity form of benefit;

(2) the Participant's benefit under any other defined benefit pension plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended which is maintained by Ashland, determined by disregarding any benefit assignment under an approved qualified domestic relations order and on the basis of a single life annuity form of benefit (said plans referred to in sub-paragraphs (1) and (2) of this paragraph (c) are hereinafter referred to jointly and severally as the "Affected Plans");

(3) the Participant's benefit under the Ashland Inc. Nonqualified Excess Benefit Pension Plan, determined on the basis of a single life annuity form of benefit; and

(4) the Participant's benefit under the Ashland Inc. ERISA Forfeiture Plan attributable to amounts which were forfeited under the Ashland Inc. Leveraged Employee Stock Ownership Plan, multiplied by 50%, and determined on the basis of a single life annuity benefit.

In the event a Participant's benefit hereunder is paid as a lump sum pursuant to an election under Section 5.04(b)(1), the reduction to such benefit shall be calculated based upon the lump sum actuarial present value of the benefits referred to in subparagraphs (1)-(4) of this paragraph (c). For distributions commencing after May 31, 2001, such calculation shall be conducted on the basis that the benefits referred to in said subparagraphs
(1)-(4) commence at the same time as of which the benefit in this Plan is paid as a lump sum, using the Participant's attained age at the time of such commencement, unless otherwise required in paragraph (d) of this
Section 5.01.

(d) Benefit After a Change in Control

(1) Participants Having Employment Agreements. A Participant having an Employment Agreement who either is terminated without "Cause" or resigns for "Good Reason" after a Change in Control shall have the benefit payable under this Section 5.01 computed by adding 3 years to the Participant's Age and Service at the Participant's Effective Retirement Date. These additions to Age and Service shall, except as otherwise provided, apply for purposes of computing the single life annuity payment to the Participant. A Participant subject to this paragraph (d)(1) whose Effective Retirement Date occurs before attaining an actual age of 55 shall have the 3 year addition to Age apply when converting the single life annuity amount to any permitted optional form under this Article V. If the Effective Retirement Date of a Participant subject to this paragraph (d)(1) occurs on or after the Participant attains an actual age of 55, then the Participant's actual age shall be used when making such a conversion. Notwithstanding anything to the contrary contained herein, when converting a Participant's single life annuity to a lump sum payment option, the Participant's actual age shall be used without reference to the additional 3 years. If the addition of 3 years to the Participant's age results in an Age less than 55 and the Participant commences the benefit, the amount of the benefit shall be adjusted to account for the fact it is paid before the Participant's attainment of Age 55. This adjustment shall be based upon the early retirement table in Section 6.2 of the Ashland Inc. and Affiliates Pension Plan as it existed on September 30, 1999. When applying this table under these circumstances, age 55 shall be substituted for age 62 and adjustments for ages younger than those on the table shall be reasonably determined by an actuary or actuarial firm who regularly performs services in connection with the Plan.

(2) Participants Without Employment Agreements. A Participant without an Employment Agreement who is terminated without "Cause" after a Change in Control shall have the benefit payable under this Section 5.01 computed by adding the applicable amount to the Participant's Age and Service at the Participant's Effective Retirement Date. For these purposes, the applicable amount is derived from the following table.

Length of Participant's Service at                            Number of Years
  Separation from Employment                             (the Applicable Amount)
----------------------------------                       -----------------------
Up to 5 years                                                3 months

More than 5 and up to 10 years                               6 months

More than 10 and up to 15 years                              1 year

More than 15 and up to 20 years                              1 year and 6 months

More than 20 years                                           2 years


These additions to Age and Service shall, except as otherwise provided, apply for purposes of computing the single life annuity payment to the Participant. A Participant subject to this paragraph (d)(2) whose Effective Retirement Date occurs before attaining an actual age of 55 shall have the applicable amount added to such Participant's Age apply when converting the single life annuity amount to any permitted optional form under this
Article V. If the Effective Retirement Date of a Participant subject to this paragraph (d)(2) occurs on or after the Participant attains an actual age of 55, then the Participant's actual age shall be used when making such a conversion. Notwithstanding anything to the contrary contained herein, when converting a Participant's single life annuity to a lump sum payment option, the Participant's actual age shall be used without reference to the addition of the applicable amount. If the addition of the applicable amount to the Participant's age results in an Age less than 55 and the Participant commences the benefit, the amount of the benefit shall be adjusted to account for the fact it is paid before the Participant's attainment of Age
55.  This  adjustment  shall be based  upon the early  retirement  table in
Section 6.2 of the Ashland Inc. and Affiliates Pension Plan as it existed on September 30, 1999. When applying this table under these circumstances, age 55 shall be substituted for age 62 and adjustments for ages younger than those on the table shall be reasonably determined by an actuary or actuarial firm who regularly performs services in connection with the Plan.


5.02     LEVELS III, IV AND V.
         --------------------

(a) General

The Annual Retirement Income of a Participant (including a Participant to whom the provisions of paragraph (b) of this Section 5.02 apply) who on his or her Effective Retirement Date was deemed to be a Level III, IV, or V Participant under the Incentive Compensation Plan shall, from and after the first day of the calendar month next following his or her 62nd birthday, be equal to 50% of Participant's Final Average Bonus; provided, however, that in the event such Participant retired with less than 20 years of Service, such Annual Retirement Income after age 62 shall be 50% of Final Average Bonus multiplied by a fraction (A) the numerator of which is such Participant's years of and fractional years of Service, and (B) the denominator of which is twenty (20). Although a Participant may elect to commence benefits under this Plan upon his or her Effective Retirement Date, there shall be an actuarial adjustment (consistent with that applied under Ashland's qualified pension plan, as from time to time in effect) for Participants receiving benefits under this Section 5.02 whose Effective Retirement Date is prior to age 62.

(b) Benefit After a Change in Control

A Participant who is terminated other than for "Cause" after a Change in Control shall have the benefit payable under this Section 5.02 computed by adding to the Participant's Age and Service at the Participant's Effective Retirement Date the number of years equal to the applicable amount for the Participant derived from the following table.


Length of Participant's Service at                           Number of Years
   Separation from Employment                            (the Applicable Amount)
----------------------------------                       -----------------------
Up to 5 years                                                3 months

More than 5 and up to 10 years                               6 months

More than 10 and up to 15 years                              1 year

More than 15 and up to 20years                               1 year and 6 months

More than 20 years                                           2 years


These additions to Age and Service shall, except as otherwise provided, apply for purposes of computing the single life annuity payment to the Participant. A Participant subject to this paragraph (b) whose Effective Retirement Date occurs before attaining an actual age of 62 shall have the applicable amount from the table hereinabove added to his or her Age apply when converting the single life annuity amount to any permitted optional form under this Article V. If the Effective Retirement Date of a Participant subject to this paragraph (b) occurs on or after the Participant attains an actual age of 62, then the Participant's actual age shall be used when making such a conversion. Notwithstanding anything to the contrary contained herein, when converting a Participant's single life annuity to a lump sum payment option, the Participant's actual age shall be used without reference to the applicable amount derived from the table hereinabove. If the addition of the applicable amount from the table hereinabove to the Participant's age results in an Age less than 62 and the Participant commences the benefit, the amount of the benefit shall be adjusted to account for the fact it is paid before the Participant's attainment of Age 62. This adjustment shall be based upon the early retirement table in Section 6.2 of the Ashland Inc. and Affiliates Pension Plan as it existed on September 30, 1999, and adjustments for ages younger than those on the table shall be reasonably determined by an actuary or actuarial firm who regularly performs services in connection with the Plan.

5.03     Benefits Payable for Less Than 12 Months

Annual Retirement Income benefits payable under Sections 5.01 and 5.02 for a period of less than 12 months due to a Participant's attainment of age 62 or death will be payable on a pro-rata basis, with months taken as a fraction of a year.

5.04     Payment Options

(a) Election

A Participant shall, subject to Sections 5.05 and 5.06, elect the form in which such benefit shall be paid from among those identified in this
Section 5.04 and such election shall be made at the time and in the manner prescribed by Ashland, from time to time, provided that the election is made before the Participant's Effective Retirement Date. Such election, including the designation of any contingent annuitant or alternate recipient under Sections 5.04(b)(4) or (5), shall be irrevocable except as otherwise set forth herein. Notwithstanding anything in the foregoing to the contrary, any Participant approved for participation in the Plan pursuant to Sections 3.01, 3.02 and 3.04 who makes an election under
Section 5.04(b)(2) shall make such election by the later of -

(1) the 60th day following such Participant's approval to participate in this Plan; or

(2) the earlier of -

(A) the date six months prior to Participant's  Effective  Retirement Date;
or

(B) the December 31 immediately preceding the Participant's Effective Retirement Date. Such deferral election shall be made in the manner prescribed by Ashland, from time to time, and shall be irrevocable as of the applicable time identified under Sections 5.04(a)(1) or (2).

Until the time at which an election becomes irrevocable, a Participant shall be able to change it.

(b) Optional Forms of Payment

(1) Lump Sum Option.  A Participant  may elect to receive the benefit under
Article V as a lump sum distribution.. A lump sum benefit payable under the Plan to a Participant shall be computed on the basis of the actuarially equivalent present value of such Participant's benefit under Article V based upon such actuarial assumptions as determined by the Committee. Such lump sum shall be payable within thirty (30) days following the later of the Participant's Effective Retirement Date, or at such later date as Ashland or its delegate may determine, in its sole discretion. The option shall be made available to a Participant contingent upon various considerations, including, but not limited to, the following: The tax status of Ashland, including without limitation, the corporate and individual tax rate then applicable and whether or not Ashland has or projects a net operating loss; the current and projected liquidity of Ashland, including cash flow, capital expenditures and dividends; Ashland `s borrowing requirements and debt leverage; applicable book charges; organizational issues, including succession issues; security of the retirement payment(s) with respect to the retiree; and the Participant's preference.

(2) Lump Sum Deferral Option. A Participant who is eligible to receive a lump sum distribution under 5.04(b)(1) shall be able to elect to defer all or a portion of the receipt of the elected lump sum (in increments of such percentage or such amount as may be prescribed by Ashland or its delegatee, from time to time), by having the obligation to distribute such amount transferred to the Ashland Inc. Deferred Compensation Plan to be held thereunder in a notional account and paid pursuant to the applicable provisions of such Plan, as they may be amended from time to time; provided, however, that the election to defer such distribution shall be made at the time and in the manner prescribed in Section 5.04(a)(1) and
(2).

(3) Single Life Annuity. A Participant may elect to have such benefit paid in the form of equal monthly payments for and during such Participant's life, with such payments ending at such Participant's death. Payments under this option shall be actuarially equivalent to the benefit provided under
Section 5.01 or 5.02, whichever is applicable, determined on the basis of the applicable actuarial assumptions and other relevant provisions used for the same in the Pension Plan.

(4) Joint and Survivor Income Option A Participant may elect to receive an actuarially reduced benefit payable monthly during the Participant's lifetime with payments to continue after his or her death to the person he designates (hereinafter called "contingent annuitant"), in an amount equal to (1) 100% of such actuarially reduced benefit, (2) 66 2/3% of such actuarially reduced benefit, or (3) 50% of such actuarially reduced benefit. Benefit payments under this option shall terminate with the monthly payment for the month in which occurred the date of death of the later to die of the Participant and his or her contingent annuitant. The following additional limitations and conditions apply to this option:

(A) The contingent annuitant shall be designated by the Participant in writing in such form and at such time as Ashland may from time to time prescribe. Before the Participant's Effective Retirement Date, the Participant may change the contingent annuitant elected.

(B) In the event of the death of the contingent annuitant prior to the date as of which the election is irrevocable, the Participant's selection of this option shall be void and the Participant may change the contingent annuitant or change the option elected, subject to the applicable limitations and conditions applied to elections for the options described under 5.04(a)(1) and (2).

(C) Actuarial equivalence under this sub-paragraph (4) shall be determined on the basis of the applicable actuarial assumptions and other relevant provisions used for the same in the Pension Plan.

(5) Period Certain Income Option. A Participant may elect to receive an actuarially reduced benefit payable monthly during his or her lifetime and terminating with the monthly payment for the month in which his or her death occurs, with the provision that not less than a total of 120 monthly payments shall be made in any event to him or her and/or the person designated by him or her to receive payments under this sub-paragraph (5) in the event of his or her death (hereinafter called "alternate recipient"). If a Participant and his or her alternate recipient die after the Effective Retirement Date, but before the total specified monthly payments have been made to such Participant and/or his or her alternate recipient, the commuted value of the remaining unpaid payments shall be paid in a lump sum to the estate of the later to die of the Participant or his or her alternate recipient. The following additional limitations and conditions shall apply to this option:

(A) The alternate recipient shall be designated in writing by the Participant in such form and at such time as Ashland may from time to time prescribe. The designation of an alternate recipient under this sub-paragraph (5) is irrevocable after the Effective Retirement Date, provided, however, a Participant may designate a new alternate recipient if the one first designated dies before the Participant and after the Effective Retirement Date.

(B) In the event of the death of the alternate recipient prior to the date as of which the election is irrevocable, the Participant's selection of this option shall be void and the Participant may change the alternate recipient or change the option elected, subject to the applicable limitations and conditions applied to elections for the options described under 5.04(a)(1) and (2).

(C) Actuarial equivalence under this sub-paragraph (5) shall be determined on the basis of the applicable actuarial assumptions and other relevant provisions used for the same in the Pension Plan.

5.05. Payment of Small Amounts

Unless such Participant elects to receive his or her benefit in a lump sum as provided in Section 5.04, in the event a monthly benefit under this Plan, payable to either a Participant or to his or her contingent annuitant, alternate recipient or surviving spouse, is too small (in the sole judgment of Ashland) to be paid monthly, such benefit may be paid quarterly, semi-annually, or annually, as determined by Ashland to be administratively convenient.

5.06. Surviving Benefits

(a) Except as otherwise provided in Section 5.04 of this Plan, in the event that a Participant receiving Annual Retirement Income benefits shall die after his or her Effective Retirement Date, no additional benefits shall be payable by Ashland under this Plan to such deceased Participant's beneficiaries, survivors, or estate.

(b) If an Employee dies while in active service with Ashland

(1) prior to approval for participation in the Plan and said Employee is a Level I or II participant under the Incentive Compensation Plan; or

(2) after approval for participation in the Plan but prior to making an election pursuant to Section 5.04(a) and said Employee is a Level I -V participant under the Incentive Compensation Plan; then such Employee shall be deemed:

(i) to be a Participant under the Plan in the case of Section 5.06 (b)(1);

(ii) to have commenced participation one (1) day prior to the date of the Employee's death; and

(iii) to have elected to receive his or her benefits in the form of the 100% Joint & Survivor retirement income option and to have designated his or her spouse as the beneficiary thereunder.

(c) In the event an Employee is approved for participation under the Plan and dies after having made an election under Section 5.04(a) but prior to his or her Effective Retirement Date, then such Employee shall be deemed to have commenced participation one (1) day prior to the date of the Employee's death and payment shall be made under this Plan in accordance with the Employee's election.

5.07     Participation in Other Benefits

After a Participant's Effective Retirement Date, he or she shall continue to participate in Ashland's Group Life Insurance, Medical and Dental programs in the same manner and under the same terms and conditions as provided for retirees as a class under the provisions of such programs, as from time to time in effect. Except as otherwise expressly provided in this Plan, a Participant's active participation in all employee benefit programs maintained by Ashland derived from his or her employment status with Ashland shall be discontinued.

ARTICLE VI.       CHANGE IN CONTROL.
----------        -----------------

Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, an Employee who is deemed to be a Level I, II, III, IV or V participant under Ashland's Incentive Compensation Plan, shall, in accordance with Section 3.03, automatically be deemed approved for participation under this Plan. Consistent with the applicable terms of Sections 5.01 and 5.02, such a Participant may, in his or her sole discretion, elect to retire prior to Age 62. In addition, Ashland (or its successor after the Change in Control) shall reimburse an Employee for legal fees, fees of other experts and expenses incurred by such Employee if he or she is required to, and is successful in, seeking to obtain or enforce any right to payment pursuant to the Plan. In the event that it shall be determined that such Employee is properly entitled to the payment of benefits hereunder, such Employee shall also be entitled to interest thereon payable in an amount equivalent to the prime rate of interest (quoted by Citibank, N.A. as its prime commercial lending rate on the latest date practicable prior to the date of the actual commencement of payments) from the date such payment(s) should have been made to and including the date it is made. Notwithstanding any provision of this Plan to the contrary, the provisions of this Plan or any other plan of Ashland Inc. having a material impact on the benefits payable under this Plan may not be amended after a Change in Control occurs without the written consent of a majority of the Board who were directors prior to the Change in Control.

ARTICLE VII.      MISCELLANEOUS.
-----------       -------------

7.01 The obligations of Ashland hereunder constitute merely the promise of Ashland to make the payments provided for in this Plan. No employee, his or her spouse or the estate of either of them shall have, by reason of this Plan, any right, title or interest of any kind in or to any property of Ashland. To the extent any Participant has a right to receive payments from Ashland under this Plan, such right shall be no greater than the right of any unsecured general creditor of Ashland.

7.02 Full power and authority to construe, interpret and administer this Plan shall be vested in the Board or its delegate. This includes, without limitation, the ability to make factual determinations, construe and interpret provisions of the Plan, reconcile any inconsistencies between provisions in the Plan or between provisions of the Plan and any other statement concerning the Plan, whether oral or written, supply any omissions to the Plan or any document associated with the Plan, and to correct any defect in the Plan or in any document associated with the Plan. Decisions of the Board or its delegate shall be final, conclusive and binding upon all parties, provided, however, that no such decision may adversely affect the rights of any Participant who has been approved for participation in the Plan under the terms of
         Section 3.03 and whose  benefit is  determined  under the terms of
         Section 5.01(d) or Section 5.02(b).

7.03 This Plan shall be binding upon Ashland and any successors to the business of Ashland and shall inure to the benefit of the Participants and their beneficiaries, if applicable. Except as otherwise provided in Article VI, the Board or its delegate may, at any time, amend this Plan, retroactively or otherwise, but no such amendment may adversely affect the rights of any Participant who has been approved for participation in the Plan except to the extent that such action is required by law.

7.04 Except as otherwise provided in Section 5.04, no right or interest of the Participants under this Plan shall be subject to voluntary or involuntary alienation, assignment or transfer of any kind.

7.05 This Plan shall be governed for all purposes by the laws of the Commonwealth of Kentucky.

7.06 If any term or provision of this Plan is determined by a court or other appropriate authority to be invalid, void, or unenforceable for any reason, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.